                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JANUARY 7, 2004

                             GENESEE & WYOMING INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or other jurisdiction of Incorporation or Organization)



                              001-31456 06-0984624
          (Commission File Number) (I.R.S. Employer Identification No.)





                    66 FIELD POINT ROAD, GREENWICH, CT 06830
               (Address of Principal Executive Offices) (Zip Code)





                                 (203) 629-3722
              (Registrant's telephone number, including area code)





--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


     On December 31, 2003, the Genesee & Wyoming Inc. (GWI) completed the purchase of all of the issued and outstanding shares of common stock of the Chattahoochee Industrial Railroad (CIRR), the Arkansas Louisiana & Mississippi Railroad Company (ALM), and the Fordyce & Princeton Railroad Company (F&P, collectively, the Railroads).

     The acquisition was consummated pursuant to the terms of a Stock Purchase Agreement, dated as of December 19, 2003, among GWI, Georgia-Pacific Corporation
(GP) and Great Northern Nekoosa Corporation. The purchase price was approximately $55.6 million, which amount is subject to adjustment post-closing based on the working capital of the Railroads on the closing date. The purchase price was determined on an arm's-length negotiated basis.

     GWI funded the acquisition under its $223 million revolving credit facility pursuant to the terms of a fourth amended and restated revolving credit agreement, dated as of October 31, 2002, among GWI, certain of its subsidiaries, Fleet National Bank and the banks named therein.

     GWI has agreed to purchase the stock of the Railroads under Section 338
(h)(10) of the U.S. Tax Code and will therefore receive the stepped-up tax basis of the GP assets.

     No material relationship exists between GP and GWI or any of its affiliates, any director or officer of GWI, or any associate of any such director or officer.

Descriptions of Railroads

     Based in Cedar Springs, Ga., CIRR operates more than 15 miles of track between Hilton and Saffold, Ga., and interconnects with CSX Corporation and Norfolk Southern. CIRR serves GP's Cedar Springs containerboard mill, which is one of the GP's largest and lowest-cost containerboard facilities. In 2002, CIRR hauled 19,561 carloads, including pulp and paper (73 percent), coal (13 percent), forest products (5 percent), metals (4 percent), and chemicals (4 percent).

     Based in Crossett, Ark., the ALM and F&P are composed of 109 miles of contiguous track between Monroe, La., and Fordyce, Ark., and interconnect with Union Pacific and Kansas City Southern. In Fordyce, the railroads serve one plywood plant and one oriented strand board plant for GP. In Crossett, the railroads serve one plywood plant, one lumber mill, a paper mill complex producing tissue, paperboard and fine papers, and a chemical facility. At Crossett, the softwood plywood plant is the largest in the world while the paper mill is one of GP's largest producers of tissue and other paper. In 2002, the ALM and F&P hauled 22,470 carloads, including forest products (67 percent), pulp and paper (14 percent), and chemicals (18 percent).

     GWI will continue to use the Railroads for the purposes that they were used prior to the acquisition.

                                   SIGNATURES





     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          GENESEE & WYOMING INC
Date: January 7, 2004     By: /s/Adam B. Frankel
                          Adam B. Frankel
                          Senior Vice President,
                          General Counsel & Secretary



                                       3